                                                                    EXHIBIT 4(a)


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                         TEXAS INSTRUMENTS INCORPORATED

                                       to

                       THE FIRST NATIONAL BANK OF CHICAGO

                                   as Trustee



                         JUNIOR SUBORDINATED INDENTURE

                          Dated as of _______ __, 1996

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
                         TEXAS INSTRUMENTS INCORPORATED

     Reconciliation and tie between the Trust Indenture Act of 1939 (including cross-references to provisions of Sections 310 to and including 317 which, pursuant to Section 318(c) of the Trust Indenture Act of 1939, as amended by the Trust Reform Act of 1990, are a part of and govern the Indenture whether or not physically contained therein) and the Junior Subordinated Indenture, dated as of ________ __, 1996.

Trust Indenture
Act Section                                                                                             Indenture Section
Section  310(a)(1), (2) and (5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.09
         (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
         (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.08
          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.10
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
Section  311(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.13(a)
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.13(b)
         (b)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.03(a)(2)
          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.03(a)(2)
Section  312(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.01
          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.02(a)
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.02(b)
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.02(c)
Section  313(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.03(a)
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.03(b)
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.03(a), 7.03(b)
         (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.03(c)
Section  314(a)(1), (2) and (3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.04
         (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.06
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
         (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.02
         (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.02
         (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
         (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
         (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.02
         (f)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
Section  315(a)  .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.01(a)
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.02
          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.03(a)(6)
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.01(b)
         (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.01(c)
         (d)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.01(a)(1)

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
         (d)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.01(c)(2)
         (d)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.01(c)(3)
         (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.14
Section  316(a)  .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.01
         (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.12
         (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.13
         (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.08
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.04(f)
Section  317 (a)(1).  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.03
         (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.04
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.03
Section  318 (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.07

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Junior Subordinated Indenture.

                               TABLE OF CONTENTS

                                                                                                            Page
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
                                               ARTICLE 1

                        DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
SECTION 1.02.  Compliance Certificate and Opinions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 1.03.  Forms of Documents Delivered to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 1.04.  Acts of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 1.05.  Notices, Etc. to Trustee and Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 1.06.  Notice to Holders; Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 1.07.  Conflict with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 1.08.  Effect of Headings and Table of Contents  . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 1.09.  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 1.10.  Separability Clause . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 1.11.  Benefits of Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 1.12.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 1.13.  Non-Business Days . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                                               ARTICLE 2

                                             DEBENTURE FORM

SECTION 2.01.  Forms Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 2.02.  Form of Face of Debenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 2.03.  Form of Reverse of Debenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 2.04.  Additional Provisions Required in Global Debenture  . . . . . . . . . . . . . . . . . . . . .  20
SECTION 2.05.  Form of Trustee's Certificate of Authentication . . . . . . . . . . . . . . . . . . . . . . .  21

                                               ARTICLE 3

                                             THE DEBENTURES

SECTION 3.01.  Title and Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
SECTION 3.02.  Denominations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 3.03.  Execution, Authentication, Delivery and Dating  . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 3.04.  Temporary Debentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
SECTION 3.05.  Registration, Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 3.06.  Mutilated, Destroyed, Lost and Stolen Debentures  . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 3.07.  Payment of Interest; Interest Rights Preserved  . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 3.08.  Persons Deemed Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 3.09.  Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 3.10.  Computation of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 3.11.  Deferrals of Interest Payment Dates . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30





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
SECTION 3.12.  Right of Set-off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 3.13.  Agreed Tax Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 3.14.  Cusip Numbers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

                                                   ARTICLE 4

                                           SATISFACTION AND DISCHARGE

SECTION 4.01.  Satisfaction and Discharge of Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 4.02.  Application of Trust Money  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 4.03.  Satisfaction, Discharge and Defeasance of Debentures of Any Series  . . . . . . . . . . . . .  33

                                                   ARTICLE 5

                                                   REMEDIES

SECTION 5.01.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
SECTION 5.02.  Acceleration of Maturity; Rescission and Annulment  . . . . . . . . . . . . . . . . . . . . .  36
SECTION 5.03.  Collection of Indebtedness and Suits for Enforcement by Trustee . . . . . . . . . . . . . . .  37
SECTION 5.04.  Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION 5.05.  Trustee May Enforce Claim Without Possession of Debentures  . . . . . . . . . . . . . . . . .  39
SECTION 5.06.  Application of Money Collected  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 5.07.  Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 5.08.  Unconditional Right of Holders to Receive Principal, Premium and
               Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 5.09.  Restoration of Rights and Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
SECTION 5.10.  Rights and Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
SECTION 5.11.  Delay or Omission Not Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
SECTION 5.12.  Control by Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
SECTION 5.13.  Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
SECTION 5.14.  Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 5.15.  Waiver of Usury, Stay or Extension Laws . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

                                                   ARTICLE 6

                                                  THE TRUSTEE

SECTION 6.01.  Certain Duties and Responsibilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 6.02.  Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
SECTION 6.03.  Certain Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
SECTION 6.04.  Not Responsible for Recitals or Issuance of Debentures  . . . . . . . . . . . . . . . . . . .  46
SECTION 6.05.  May Hold Debentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
SECTION 6.06.  Money Held in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
SECTION 6.07.  Compensation and Reimbursement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
SECTION 6.08.  Disqualification; Conflicting Interests . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
SECTION 6.09.  Corporate Trustee Required; Eligibility . . . . . . . . . . . . . . . . . . . . . . . . . . .  47





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
                                                                                                             Page
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
SECTION 6.10.  Resignation and Removal; Appointment of Successor . . . . . . . . . . . . . . . . . . . . . .  48
SECTION 6.11.  Acceptance of Appointment by Successor  . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 6.12.  Merger, Conversion, Consolidation or Succession to Business . . . . . . . . . . . . . . . . .  50
SECTION 6.13.  Preferential Collection of Claims Against Company . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 6.14.  Appointment of Authenticating Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

                                                   ARTICLE 7

                            HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 7.01.  Company to Furnish Trustee Names and Addresses of Holders . . . . . . . . . . . . . . . . . .  52
SECTION 7.02.  Preservation of Information; Communications to Holders  . . . . . . . . . . . . . . . . . . .  53
SECTION 7.03.  Reports by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
SECTION 7.04.  Reports by Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

                                                   ARTICLE 8

                          CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 8.01.  Company May Consolidate, Etc., Only on Certain Terms  . . . . . . . . . . . . . . . . . . . .  54
SECTION 8.02.  Successor Corporation Substituted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

                                                   ARTICLE 9

                                        SUPPLEMENTAL INDENTURES

SECTION 9.01.  Supplemental Indentures Without Consent of Holders  . . . . . . . . . . . . . . . . . . . . .  55
SECTION 9.02.  Supplemental Indentures with Consent of Holders . . . . . . . . . . . . . . . . . . . . . . .  57
SECTION 9.03.  Execution of Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
SECTION 9.04.  Effect of Supplemental Indentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
SECTION 9.05.  Conformity with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
SECTION 9.06.  Reference in Debentures to Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . .  58

                                                   ARTICLE 10

                                                   COVENANTS

SECTION 10.01.  Payment of Principal, Premium and Interest . . . . . . . . . . . . . . . . . . . . . . . . .  59
SECTION 10.02.  Maintenance of Office or Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
SECTION 10.03.  Money for Debenture Payments to Be Held in Trust . . . . . . . . . . . . . . . . . . . . . .  59
SECTION 10.04.  Payment of Taxes and Other Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
SECTION 10.05.  Statement as to Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
SECTION 10.06.  Waiver of Certain Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
SECTION 10.07.  Additional Sums  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
SECTION 10.08.  Additional Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62





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                                                   ARTICLE 11

                                        REDEMPTION OF DEBENTURES

SECTION 11.01.  Applicability of this Article  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
SECTION 11.02.  Election to Redeem; Notice to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
SECTION 11.03.  Selection of Debentures to Be Redeemed . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
SECTION 11.04.  Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
SECTION 11.05.  Deposit of Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
SECTION 11.06.  Debentures Payable on Redemption Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
SECTION 11.07.  Company's Right of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

                                                   ARTICLE 12

                                                 SINKING FUNDS

SECTION 12.01.  Applicability of Article . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
SECTION 12.02.  Satisfaction of Sinking Fund Payments With Debentures  . . . . . . . . . . . . . . . . . . .  67
SECTION 12.03.  Redemption of Debentures for Sinking Fund  . . . . . . . . . . . . . . . . . . . . . . . . .  67

                                                   ARTICLE 13

                                          SUBORDINATION OF DEBENTURES

SECTION 13.01.  Debentures Subordinate to Senior Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
SECTION 13.02.  Payment Over of Proceeds upon Dissolution, Etc . . . . . . . . . . . . . . . . . . . . . . .  69
SECTION 13.03.  Prior Payment to Senior Debt upon Acceleration of Debentures . . . . . . . . . . . . . . . .  70
SECTION 13.04.  No Payment When Senior Debt in Default . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
SECTION 13.05.  Payment Permitted If No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
SECTION 13.06.  Subrogation to Rights of Holders of Senior Debt  . . . . . . . . . . . . . . . . . . . . . .  71
SECTION 13.07.  Provisions Solely to Define Relative Rights  . . . . . . . . . . . . . . . . . . . . . . . .  72
SECTION 13.08.  Trustee to Effectuate Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
SECTION 13.09.  No Waiver of Subordination Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
SECTION 13.10.  Notice to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
SECTION 13.11.  Reliance on Judicial Order or Certificate of Liquidating Agent . . . . . . . . . . . . . . .  73
SECTION 13.12.  Trustee Not Fiduciary for Holders of Senior Debt . . . . . . . . . . . . . . . . . . . . . .  73
SECTION 13.13.  Rights of Trustee as Holder of Senior Debt; Preservation of Trustee's
                Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
SECTION 13.14.  Article Applicable to Paying Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
SECTION 13.15.  Certain Conversions or Exchanges Deemed Payment  . . . . . . . . . . . . . . . . . . . . . .  74

         JUNIOR SUBORDINATED INDENTURE, dated as of ________ __, 1996 between TEXAS INSTRUMENTS INCORPORATED, a Delaware corporation (hereinafter called the "Company") having its principal office at 13500 North Central Expressway, Dallas, Texas 75265, and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association duly organized and existing under the laws of the United States, as Trustee (hereinafter called the "Trustee").

                            RECITALS OF THE COMPANY

         The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured junior subordinated debt securities in series (hereinafter called the "Debentures") of substantially the tenor hereinafter provided, including, without limitation, securities issued to evidence loans made to the Company of the proceeds from the issuance from time to time by a business trust (the "Texas Instruments Trust") of preferred trust interests in the Texas Instruments Trust (the "Preferred Securities") and common interests in the Texas Instruments Trust (the "Common Securities"), and to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered.

         All things necessary to make the Debentures, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

         NOW THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debentures or of any series thereof, as follows:

                                   ARTICLE 1

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         SECTION 1.01. Definitions. For all purpose of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                 (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                 (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                 (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles which are generally accepted at the date or time of such computation; and

                 (d) the words "herein" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

         Certain terms, used principally in Article 6, are defined in that Article.

         "Act", when used with respect to any Holder, has the meaning specified in Section 1.04.

         "Additional Interest" means the interest, if any, that shall accrue on any interest on the Debentures of any series that is in arrears for more than one interest payment period or not paid during any Extension Period, which in either case shall accrue at the rate per annum specified or determined as specified in such Debenture.

         "Additional Sums" has the meaning specified in Section 10.07.

         "Additional Taxes" means the sum of any additional taxes, duties and other governmental charges to which the Texas Instruments Trust has become subject from time to time as a result of a Tax Event.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, that an Affiliate of the Company shall not be deemed to include the Texas Instruments Trust to which Debentures have been issued. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Debentures of one or more series.

         "Board of Directors" means either the board of directors of the Company or any committee of that board duly authorized to act hereunder.

         "Board Resolution" means a copy of the resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or such committee of the Board of Directors or officers of the Company to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee, or, with respect to the Debentures of a series issued to the Texas Instruments Trust, the principal office of the Property Trustee under the Trust Agreement, is closed for business.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

         "Common Securities" has the meaning specified in the first recital of this Indenture.

         "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

         "Company Request" and "Company Order" means, respectively, the written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.

         "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered.

         "Corporation" includes corporations, associations, companies and business trusts.

         "Debentures" or "Debenture" means any debt securities or debt security, as the case may be, authenticated and delivered under this Indenture.

         "Debt" means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such

Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

         "Defaulted Interest" has the meaning specified in Section 3.07.

         "Depositary" means, with respect to the Debentures of any series issuable or issued in whole or in part in the form of one or more Global Debentures, the Person designated as Depositary by the Company pursuant to
Section 3.01 with respect to such series (or any successor thereto).

         "Dollar" means the currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         "Establishing Documents" means with respect to Debentures of any series, the Board Resolution and, if applicable, the other instrument or instruments executed pursuant thereto and related Officers' Certificate, or the supplemental Indenture, in which the terms of such Debentures were established.

         "Events of Default" has the meaning specified in Article Five subject to any changes set forth in the Establishing Documents.

         "Extension Period" has the meaning specified in Section 3.11.

         "Foreign Currency" means any currency issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

         "Global Debenture" means a Debenture in the form prescribed in Section
2.04 evidencing all or part of a series of Debentures, issued to the Depositary or its nominee for such series, and registered in the name of such Depositary or its nominee.

         "Government Obligations" means, securities which are (i) direct obligations of the United States of America or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed by the United States of America and which, in either case, are full faith and credit obligations of the United States of America and are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such

Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

         "Holder" means a Person in whose name a Debenture is registered in the Securities Register.

         "Junior Subordinated Payment" has the meaning specified in Section
13.02.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of each particular series of Debentures established as contemplated by Section 3.01.

         "Interest Payment Date" means as to each series of Debentures the Stated Maturity of an installment of interest on such Debentures.

         "Interest Rate" means the rate of interest specified or determined as specified in each Debenture as being the rate of interest payable on such Debenture.

         "Investment Company Event" means, in respect of the Texas Instruments Trust, the receipt by the Texas Instruments Trust of an Opinion of Counsel, rendered by a law firm having a recognized national tax and securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Texas Instruments Trust is or will be considered an "investment company" that is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities of such Texas Instruments Trust.

         "Lien" means any mortgage, pledge, lien, security interest or other encumbrance.

         "Maturity" when used with respect to any Debenture, means the date on which the principal of such Debenture becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call or redemption or otherwise.

         "1940 Act" means the Investment Company Act of 1940, as amended.

         "Notice of Default" has the meaning specified in Section 5.01(c).

         "Officers' Certificate" means a certificate signed by (i) the Chairman, Chief Executive Officer, President or a Vice President, and by (ii) the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, the Texas Instruments Trust, or the Trustee, and who may be an employee thereof, and who shall be acceptable to the Trustee.

         "Original Issue Date" means the date of issuance specified as such in each Debenture.

         "Original Issue Discount Security" means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

         "Outstanding" means, as of the date of determination, all Debentures theretofore authenticated and delivered under this Indenture, except:

                 (i) Debentures theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                 (ii) Debentures for whose payment money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Debentures; and

                 (iii) Debentures in substitution for or in lieu of which other Debentures have been authenticated and delivered or which have been paid pursuant to Section 3.06, unless proof satisfactory to the Trustee is presented that any Debentures are held by Holders in whose hands such Debentures are valid, binding and legal obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Debentures have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debentures owned by the Company or any other obligor upon the Debentures or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debentures which the Trustee knows to be so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not the Company or any other obligor upon the Debentures or any Affiliate of the Company or such other obligor. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all

Debentures, if any, known by the Company to be owned or held by or for the account of the Company, or any other obligor on the Debentures or any Affiliate of the Company or such obligor, and, subject to the provisions of Section 6.01, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Debentures not listed therein are Outstanding for the purpose of any such determination.

         "Paying Agent" means the Trustee or any Person authorized by the Company to pay the principal of or interest on any Debentures on behalf of the Company.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Place of Payment" means, with respect to the Debentures of any series, the place or places where the principal of (and premium, if any) and interest on the Debentures of such series are payable pursuant to Section 3.01 or 3.11.

         "Predecessor Debenture" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 3.06 in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture.

         "Preferred Securities" has the meaning specified in the first recital of this Indenture.

         "Proceeding" has the meaning specified in Section 13.02.

         "Property Trustee" means, in respect of the Texas Instruments Trust, the commercial bank or trust company identified as the "Property Trustee" in the Trust Agreement, solely in its capacity as Property Trustee of the Texas Instruments Trust under the Trust Agreement and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as therein provided.

         "Redemption Date", when used with respect to any Debenture to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

         "Regular Record Date" for the interest payable on any Interest Payment Date with respect to the Debentures of a series means, unless otherwise provided pursuant to Section 3.01 with respect to Debentures of a series, the date which is fifteen days next preceding such Interest Payment Date (whether or not a Business Day).

         "Responsible Officer" when used with respect to the Trustee means any officer of the Trustee assigned by the Trustee from time to time to administer its corporate trust matters, or any other officer to whom such matters may be referred.

         "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 3.05.

         "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of this Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Debentures or to other Debt which is pari passu with, or subordinated to, the Debentures, provided, however, that Senior Debt shall not be deemed to include (a) any Debt of the Company which when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Reform Act of 1978, was without recourse to the Company, (b) any Debt of the Company to any of its Subsidiaries, (c) Debt to any employee of the Company, (d) any liability for taxes, (e) Debt or other monetary obligations to trade creditors created or assumed by the Company or any of its Subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services and (f) the Debentures. Without limiting the generality of the foregoing, Senior Debt shall include the 2 3/4% Convertible Subordinated Debentures due 2002 of the Company.

         "Special Event" means a Tax Event or an Investment Company Event.

         "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

         "Stated Maturity" when used with respect to any Debenture or any installment of principal thereof or interest thereon means the date specified in such Debenture as the fixed date on which the principal of such Debenture or such installment of interest is due and payable.

         "Subsidiary" means any corporation of which at the time of determination the Company and/or one or more Subsidiaries owns or controls directly or indirectly more than 50% of the outstanding shares of voting stock. For purposes of this definition, "voting stock" means stock which has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

         "Tax Event" means the receipt by the Texas Instruments Trust of an Opinion of Counsel, rendered by a law firm having a recognized national tax and securities practice, to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws, (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Preferred Securities of the Texas Instruments Trust, there is more than an insubstantial risk that (i) the Texas Instruments Trust is, or will be within 90 days of the date thereof, subject to United States Federal income tax with respect to income received or accrued on the corresponding series of Debentures, (ii) interest payable by the Company on the corresponding series of Debentures is not, or within 90 days of the date thereof will not be, deductible, in whole or in part, for United States Federal income tax purposes or (iii) the Texas Instruments Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         "Texas Instruments Common Stock" means common stock, par value $1.00, of the Company.

         "Texas Instruments Guarantee" means the guarantee by the Company of distributions on the Preferred Securities of the Texas Instruments Trust to the extent provided in the Guarantee Agreement, substantially in the form attached hereto as Annex C, or substantially in such form as may be specified as contemplated by Section 3.01 with respect to the Debentures of any series, in each case as amended from time to time.

         "Texas Instruments Trust" has the meaning specified in the first recital of this Indenture.

         "Trust Agreement" means the Trust Agreement substantially in the form attached hereto as Annex A, as amended by the form of Amended and Restated Trust Agreement substantially in the form attached hereto as Annex B, or substantially in such form as may be specified as contemplated by Section 3.01 with respect to the Debentures of any series, in each case as amended from time to time.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder and, if at any time there is more than one such Person, "Trustee" as used with respect to the Debentures of any series shall mean the Trustee with respect to Debentures of that series.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbb), as amended and as in effect on the date as of this Indenture, except as provided in Section 9.05.

         "Vice President" when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

         SECTION 1.02. Compliance Certificate and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent (including covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent (including covenants compliance with which constitute a condition precedent), if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificates provided pursuant to Section 10.05) shall include:

                 (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                 (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         SECTION 1.03. Forms of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         SECTION 1.04. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given to or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments is or are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a Person acting in other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

         (c) The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine.

         (d) The ownership of Debentures shall be proved by the Securities Register.

         (e) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder or any Debenture shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.

         (f) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to take any action under this Indenture by vote or consent. Except as otherwise provided herein, such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 7.01 prior to such solicitation. If a record date is fixed, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date, provided, however, that unless such vote or consent is obtained from the Holders (or their duly designated proxies) of the requisite principal amount of Outstanding Debentures prior to the date which is the 120th day after such record date, any such vote or consent previously given shall automatically and without further action by any Holder be canceled and of no further effect.

         SECTION 1.05. Notices, Etc. to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with

                 (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

                 (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose (except as otherwise provided in Section
         5.01 hereof) hereunder if in writing and mailed, first class, postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

         SECTION 1.06. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Securities Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         SECTION 1.07. Conflict with Trust Indenture Act. If any provisions of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 318(c) thereof, such imposed duties shall control.

         SECTION 1.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 1.09. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

         SECTION 1.10. Separability Clause. In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 1.11. Benefits of Indenture. Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties thereto, any Paying Agent and their successors and assigns and the Holders of the Debentures, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         SECTION 1.12. Governing Law. This Indenture and the Debentures shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 1.13.  Non-Business Days.    In any case where any Interest
Payment Date, Redemption Date, or Stated Maturity of any Debenture shall not be a Business Day, then (notwithstanding any other provision of this Indenture or the Debentures) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day and no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, until the next succeeding Business Day, in each case with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day.

                                   ARTICLE 2

                                 DEBENTURE FORM

         SECTION 2.01. Forms Generally. The Debentures of each series and the Trustee's certificate of authentication shall be in substantially the forms sets forth in this Article, or in such other form or forms as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Debentures, as evidenced by their execution of the Debentures. If the form of Debentures of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.03 with respect to the authentications and delivery of such Debentures.

         The Trustee's certificates of authentication shall be substantially in the form set forth in this Article.

         The definitive Debentures shall be printed, lithographed or engraved or produced by any combination of these methods, if required by any Debentures exchange on which the Debentures may be listed, on a steel engraved border or steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Debentures may be listed, all as determined by the officers executing such Debentures, as evidenced by their execution of such Debentures.

         SECTION 2.02.  Form of Face of Debenture.    If the Debenture is an
Original Issue Discount Security, insert -- This Debenture was issued with original issue discount for United States Federal income tax purposes. For further information, please contact [name and title of a representative of the Company], 13500 North Central Expressway, Dallas, Texas 75205 [telephone number of a representative of the Company].

                        TEXAS INSTRUMENTS INCORPORATED

                             (Title of Debenture)

No. __________                                                $__________
                                                              CUSIP_____

         TEXAS INSTRUMENTS INCORPORATED, a corporation organized and existing under the laws of Delaware (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to_______________, or assigns,
(the principal sum of                  Dollars on ,      ), to pay interest on
said principal sum from _____, ____ or from the most recent interest payment date (each such date, an "Interest Payment Date") on which interest has been paid or duly provided for, [monthly] [quarterly] [semi-annually] [if applicable, insert - plus Additional Interest, if any] until the principal hereof is paid or duly provided for or made available for payment [if applicable insert- (subject to deferral as set forth herein)] in arrears on [insert applicable Interest Payment Dates] of each year, commencing ______, ___, at the rate of __% per annum, until the principal hereof shall have become due and payable, [if applicable, insert - and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the rate of __% per annum, compounded [monthly] [quarterly] [annually]. The amount of interest payable for any period will be computed on the basis of [twelve 30-day months] and a [360-day] year. In the event that any date on which interest is payable on this Debenture is not a Business Day, then a payment of the interest on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee [if applicable, insert - , or the principal office of the Property Trustee under the Trust Agreement hereinafter referred to for Texas Instruments Financial Trust,] is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures, as defined in the Indenture) is registered at the close of business on the Regular Record Date, for such interest installment which shall be the [insert Regular Record Dates] (whether or not a Business Day)] [close of business on the Business Day] next preceding such Interest Payment Date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debentures of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         [If applicable, insert - The Company shall have the right at any time during the term of this Debenture, from time to time, to extend the interest payment period of such Debenture for up
to    consecutive [months] [quarters] with respect to each deferral period
(each an "Extension Period"), during which periods the Company shall have the right not to make payments of interest on any Interest Payment Date, and at the end of which the Company shall pay all interest then accrued and unpaid hereon (together with Additional Interest thereon to the extent permitted by applicable law); provided that during any such Extension Period, the Company will not, and will not permit any Subsidiary to (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's outstanding capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank pari passu with or junior in interest to this Debenture or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary if such guarantee ranks pari passu or junior in interest to the Debentures or (iii) cause the conversion rights, if any, of the Holders of the Debentures to expire (other than (a) dividends or distributions in common stock of the Company, (b) redemptions or purchases of any rights pursuant to the Company's Shareholders Rights Plan, or any successor to such Shareholders Rights Plan, and the declaration of a dividend of such rights in the future,
(c) payments under the Texas Instruments Guarantee (as defined in the Indenture), (d) purchases of Texas Instruments Common Stock related to the issuance of Texas Instruments Common Stock under any of the Company's benefit plans for its directors, officers or employees and (e) purchases of Texas Instruments Common Stock required to prevent loss or secure the renewal or reinstatement of any government license or franchise held by the Company or its Subsidiaries). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions of such Extension Period shall not exceed ___ consecutive [months] [quarters] or extend beyond the Maturity of this Debenture. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period except at the end thereof. The Company shall give the Holder of this Debenture and the Trustee notice of its selection of an Extension Period at least one Business Day prior to [the Interest Payment Date] [the earlier of (i) the date the Distributions on the Preferred Securities are payable or (ii) the date the Property Trustee is required to give notice to the New York Stock Exchange or other applicable self- regulatory organization or to holders of such Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date.]]

         Payment of the principal of (and premium, if any) and interest on this Debenture will be made at the office or agency of the Company maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [if applicable, insert -, provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Securities Register].

         The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payments to the prior payment in full of all Senior Debt, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney- in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentification hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated

                                  TEXAS INSTRUMENTS INCORPORATED



                                  By:
                                        [President or Vice President]

Attest:


[Secretary or Assistant Secretary]


         SECTION 2.03. Form of Reverse of Debenture. This Debenture is one of a duly authorized issue of debentures of the Company, (herein called the "Debentures"), issued and to be issued in one or more series under a Junior Subordinated Indenture, dated as of ___________

__, 1996 (herein called the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures, and of the terms upon which the Debentures are, and are to be, authenticated and delivered.
This Debenture is one of the series designated on the face hereof.

         All terms used in this Debenture that are defined in the Indenture or in the Establishing Documents (as defined in the Indenture) shall have the meanings assigned to them in the Indenture or the Establishing Documents, as the case may be.

         [If applicable, insert- At any time on or after ________ __, ____, the Company may, at its option, subject to the terms and conditions of Article Eleven of the Indenture, redeem this Debenture on any Interest Payment Date with respect thereto in whole at any time or in part from time to time, without premium or penalty, at a redemption price equal to 100% of the principal amount thereof plus the accrued and unpaid interest [if applicable, insert-, including Additional Interest, if any,] to the date fixed for redemption.]

         [If applicable, insert-   If a Special Event in respect of the Texas
Instruments Trust shall occur and be continuing, the Company may, at its option, redeem the corresponding series of Debentures on any Interest Payment Date falling within 90 days of the occurrence of such Special Event, in whole but not in part, subject to the provisions of Section 11.07 and the other provisions of Article Eleven of the Indenture. The redemption price for any Debenture so redeemed shall be equal to 100% of the principal amount thereof plus accrued and unpaid interest, including Additional Interest, if any, to the date fixed for redemption.]

         In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         [If the Debenture is not an Original Issue Discount Security, - If an Event of Default with respect to Debentures of this series shall occur and be continuing, the principal of the Debentures of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.]

         [If the Debenture is an Original Issue Discount Security, - If an Event of Default with respect to Debentures of this series shall occur and be continuing, an amount of principal of the Debentures of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture. Such amount shall be equal to [ - insert formula for determining the amount]. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Debentures of this series shall terminate.]

         The Indenture contains provisions for satisfaction, discharge and defeasance at any time of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Debentures of each series at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Debentures of each series at the time Outstanding, on behalf of the Holders of all Debentures of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Debenture and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

         As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to Debentures of any series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debentures of that series may declare the principal amount (or, if the Debentures of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debentures of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), provided that, in the case of the Debentures of a series issued to the Texas Instruments Trust, if upon an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debentures of that series fail to declare the principal of all the Debentures of that series to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the corresponding series of Preferred Securities then outstanding shall have such right by a notice in writing to the Company and the Trustee; and upon any such declaration such principal amount (or specified amount) of and the accrued interest (including any Additional Interest) on all the Debentures of such series shall become immediately due and payable, provided that the payment of principal and interest (including any Additional Interest) on such Debentures shall remain subordinated to the extent provided in Article Thirteen of the Indenture.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Securities Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company maintained under Section 10.02 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Debentures of this series are issuable only in registered form without coupons in denominations of $50 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures of this series are exchangeable for a like aggregate principal amount of Debentures of such series of a different authorized denomination, as requested by the Holder surrendering the same.

         [If applicable, insert- The Company and, by its acceptance of this Debenture or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Debenture agree that for United States Federal, state and local tax purposes it is intended that this Debenture constitute indebtedness.]

         THE INDENTURE AND THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

         SECTION 2.04. Additional Provisions Required in Global Debenture. Any Global Debenture issued hereunder shall, in addition to the provisions contained in Sections 2.02 and 2.03 bear a legend in substantially the following form:

         "This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Debentures registered in the name of a person other than the

Depositary or its nominee only in the limited circumstances described in the Indenture and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary."

         SECTION 2.05. Form of Trustee's Certificate of Authentication. This is one of the Debentures of the series designated in the within mentioned Indenture referred to therein.


                                        --------------------------------------
                                        as Trustee

                                        By:
                                                 Authorized officer


                                   ARTICLE 3

                                THE  DEBENTURES

         SECTION 3.01. Title and Terms. The aggregate principal amount of Debentures which may be authenticated and delivered under this Indenture is unlimited.

         The Debentures may be issued in one or more series. There shall be established in the Establishing Documents prior to the issuance of Debentures of a series:

                 (a) the title of the Debentures of such series, which shall distinguish the Debentures of the series from all other Debentures;

                 (b) the limit, if any, upon the aggregate principal amount of the Debentures of such series which may be authenticated and delivered under this Indenture (except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures of the series pursuant to Section 3.04, 3.05, 3.06, 9.06 or 11.06); provided, however, that the authorized aggregate principal amount of such series may be increased above such amount by a Board Resolution to such effect;

                 (c) the Stated Maturity or Maturities on which the principal of the Debentures of such series is payable or the method of determination thereof;

                 (d) the rate or rates, if any, at which the Debentures of such series shall bear interest, if any, the rate or rates and extent to which Additional Interest, if any, shall be payable in respect of any Debentures of such series, the Interest Payment Dates on which such interest shall be payable, the right, pursuant to Section 3.11 or as otherwise set forth therein, of the Company to defer or extend an Interest Payment Date, and the Regular

         Record Date for the interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined;

                 (e) the place or places where the principal of (and premium, if any) and interest on the Debentures of such series shall be payable, the place or places where the Debentures of such series may be presented for registration of transfer or exchange, and the place or places where notices and demands to or upon the Company in respect of the Debentures of such series may be made;

                 (f) the period or periods within or the date or dates on which, if any, the price or prices at which and the terms and conditions upon which the Debentures of such series may be redeemed, in whole or in part, at the option of the Company;

                 (g) the obligation or the right, if any, of the Company to redeem, repay or purchase the Debentures of such series pursuant to any sinking fund, amortization or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which Debentures of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

                 (h) the denominations in which any Debentures of such series shall be issuable, if other than denominations of $50 and any integral multiple thereof;

                 (i) if other than Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Debentures of the series shall be payable, or in which the Debentures of the series shall be denominated;

                 (j) the additions, modifications or deletions, if any, in the Events of Default or covenants of the Company set forth herein with respect to the Debentures of such series;

                 (k) if other than the principal amount thereof, the portion of the principal amount of Debentures of such series that shall be payable upon declaration of acceleration of the Maturity thereof;

                 (l) the additions or changes, if any, to this Indenture with respect to the Debentures of such series as shall be necessary to permit or facilitate the issuance of the Debentures of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

                 (m) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Debentures of such series or other manner in which such amounts will be determined;

                 (n) the issuance of a temporary Global Debenture representing all of the Debentures of such series and exchange of such temporary Global Debenture for definitive Debentures of such series;

                 (o) whether the Debentures of the series shall be issued in whole or in part in the form of one or more Global Debentures and, in such case, the Depositary for such Global Debentures, which Depositary shall be a clearing agency registered under the Securities Exchange Act of 1934, as amended;

                 (p) the appointment of any Paying Agent or Agents for the Debentures of such series;

                 (q) the terms and conditions if any, upon which such Debentures may be convertible into or exchanged for Texas Instruments Common Stock or other securities of any kind, including the initial conversion or exchange period, the circumstances under which any such conversion or exchange right may expire, and any other provision in addition to or in lieu of those set forth in this Indenture;

                 (r) the form or forms of the Trust Agreement, Amended and Restated Trust Agreement and Guarantee Agreement, if different from the forms attached hereto as Annexes A, B and C, respectively;

                 (s) the relative degree, if any, to which the Debentures of the series shall be senior to or be subordinated to other series of Debentures in right of payment, whether such other series of Debentures are Outstanding or not; and

                 (t) any other terms of the Debentures of such series (which terms shall not be inconsistent with the provisions of this Indenture).

         All Debentures of any one series shall be substantially identical except as to denomination and except as may otherwise be provided herein or in or pursuant to such Board Resolution and set forth in such Officers' Certificate or in any such indenture supplemental hereto.

         If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

         SECTION 3.02. Denominations. The Debentures of each series shall be in registered form without coupons and shall be issuable in denominations of $50 and any integral multiple thereof, unless otherwise specified as contemplated by Section 3.01.

         SECTION 3.03. Execution, Authentication, Delivery and Dating. The Debentures shall be executed on behalf of the Company by its President or one of its Vice Presidents under its corporate seal reproduced or impressed thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Debentures may be manual or facsimile.

         Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debentures or did not hold such offices at the date of such Debentures. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debentures executed by the Company to the Trustee for authentication. Debentures may be authenticated on original issuance from time to time and delivered pursuant to such procedures acceptable to the Trustee ("Procedures") as may be specified from time to time by Company Order. Procedures may authorize authentication and delivery pursuant to oral instructions of the Company or a duly authorized agent, which instructions shall be promptly confirmed in writing.

         Prior to the delivery of a Debenture in any such form to the Trustee for authentication, the Company shall deliver to the Trustee the following:

         (a) A Company Order requesting the Trustee's authentication and delivery or all or a portion of the Debentures of such series, and if less than all, setting forth procedures for such authentication;

         (b) The Board Resolution by or pursuant to which such form of Debenture has been approved, and the Board Resolution, if any, by or pursuant to which the terms of the Debentures of such series have been approved, and, if pursuant to a Board Resolution, an Officers' Certificate describing the action taken;

         (c) An Officers' Certificate dated the date such certificate is delivered to the Trustee, stating that all conditions precedent provided for in this Indenture relating to the authentication and delivery of Debentures in such form and with such terms have been complied with; and

         (d) An Opinion of Counsel stating that (i) the form of such Debentures has been duly authorized and approved in conformity with the provisions of this Indenture; (ii) the terms of such Debentures have been duly authorized and determined in conformity with the provisions of this Indenture, or, if such terms are to be determined pursuant to Procedures, when so determined such terms shall have been duly authorized and determined in conformity with the provisions of this Indenture; and (iii) Debentures in such form when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture within the authorization as to aggregate principal amount established from time to time by the Board of Directors and sold in the manner specified in such Opinion of Counsel, will be the legal, valid and binding obligations of the Company entitled to the benefits of this Indenture, subject to applicable bankruptcy, reorganization, insolvency and similar laws generally affecting creditors' rights and to general equitable principles, except as enforcement thereof may be limited by (A) requirements that a claim with respect to any Debentures denominated other than in Dollars (or a Foreign Currency or currency unit judgment in respect of such claim) be converted into Dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in Foreign Currencies or currency units or payments outside the United States and subject to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Debentures; provided however, that the Trustee shall be entitled to receive the documents referred to in clauses (b), (c) and (d) above only at or prior to the first request of the Company to the Trustee to authenticate Debentures of such series.

          Each Debenture shall be dated the date of its authentication.

          No Debenture shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Debenture a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized officers, and such certificate upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been duly authenticated and delivered hereunder.

         SECTION 3.04.  Temporary Debentures.    Pending the preparation of
definitive Debentures of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Debentures which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any denomination, substantially of the tenor of the definitive Debentures of such series in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debentures may determine, as evidenced by their execution of such Debentures.

         If temporary Debentures of any series are issued, the Company will cause definitive Debentures of such series to be prepared without unreasonable delay. After the preparation of definitive Debentures, the temporary Debentures shall be exchangeable for definitive Debentures upon surrender of the temporary Debentures at the office or agency of the Company designated for the purpose without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debentures, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debentures of the same series of authorized denominations having the same Original Issue Date and Stated Maturity and having the same terms as such temporary Debentures. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures.

         SECTION 3.05. Registration, Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers of Debentures. Such register is herein sometimes referred to as the "Securities Register." The Trustee is hereby appointed "Securities Registrar" for the purpose of registering Debentures and transfers of Debentures as herein provided.

         Upon surrender for registration of transfer of any Debenture at the office or agency of the Company designated for that purpose the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of the same series of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and having the same terms.

         At the option of the Holder, Debentures may be exchanged for other Debentures of the same series of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and having the same terms, upon surrender of the Debentures to be exchanged at such office or agency. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures which the Holder making the exchange is entitled to receive.

         All Debentures issued upon any transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such transfer or exchange.

         Every Debenture presented or surrendered for transfer or exchange shall (if so required by the Company or the Securities Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made to a Holder for any transfer or exchange of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Debentures.

         Notwithstanding any of the foregoing, any Global Debenture of a series shall be exchangeable pursuant to this Section 3.05 for Debentures registered in the names of Persons other than the Depositary for such Debenture or its nominee only if (a) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Debenture or if at any time such Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (b) the Company executes and delivers to the Trustee a Company Order that such Global Debenture shall be so exchangeable or (c) there shall have occurred and be continuing an Event of Default with respect to the Debentures of such series. Any Global Debenture that is exchangeable pursuant to the preceding sentence shall be exchangeable for Debentures registered in such names as such Depositary shall direct.

         Notwithstanding any other provisions in this Indenture, a Global Debenture may not be transferred except as a whole by the Depositary with respect to such Global Debenture to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary.

         Neither the Company nor the Trustee shall be required, pursuant to the provisions of this Section, (a) to issue, transfer or exchange any Debenture of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Debentures pursuant to Article Eleven and ending at the close of business on the day of mailing of notice of redemption or (b) to transfer or exchange any Debenture so selected for redemption in whole or in part, except, in the case of any Debenture to be redeemed in part, any portion thereof not to be redeemed.

         SECTION 3.06. Mutilated, Destroyed, Lost and Stolen Debentures. If any mutilated Debenture is surrendered to the Trustee together with such security or indemnity as may be required by the Company or the Trustee to save each of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Debenture of the same issue and series of like tenor and principal amount, having the same Original Issue Date and Stated Maturity and bearing the same Interest Rate as such mutilated Debenture, and bearing a number not contemporaneously outstanding.

         If there shall be delivered to the Company and to the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Debenture, and (b) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Debenture has been acquired by a bona fide purchaser, the issuing Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Debenture, a new Debenture of the same issue and series of like tenor and principal amount, having the same Original Issue Date and Stated Maturity and bearing the same Interest Rate as such destroyed, lost or stolen Debenture, and bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debenture, pay such Debenture.

         Upon the issuance of any new Debenture under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Debenture issued pursuant to this Section in lieu of any destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

         SECTION 3.07. Payment of Interest; Interest Rights Preserved. Interest on any Debenture of any series which is payable, and is punctually paid or duly provided for, on any Interest Payment Date, shall be paid to the Person in whose name that Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest in respect of Debentures of such series, except that, unless otherwise provided in the Debentures of such series, interest payable on the Stated Maturity of a Debenture shall be paid to the Person to whom principal is paid. The initial payment of interest on any Debenture of any series which is issued between a Regular Record Date and the related Interest Payment Date shall be payable as provided in the Establishing Documents pursuant to Section 3.01 with respect to the related series of Debentures.

         Any interest on any Debenture which is payable, but is not timely paid or duly provided for, on any Interest Payment Date for Debentures of such series (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

                 (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures of such series in respect of which interest is in default (or their respective Predecessors Debentures) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class, postage prepaid, to each Holder of a Debenture of such series at the address of such Holder as it appears in the Securities Register not less than 10 days prior to such Special Record Date. The Trustee shall in the name and at the expense of the Company, cause a similar notice to be published at least once in a newspaper, customarily published in the English language on each Business Day and of general circulation in the Borough of Manhattan, the City of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Debentures of such series (or their respective Predecessor Debentures) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

                 (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures of the series in respect of which interest is in default may be listed and, upon such notice as may be required by such exchange (or by the Trustee if the Debentures are not listed), if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Debenture delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.

         SECTION 3.08.  Persons Deemed Owners.   The Company, the Trustee and
any agent of the Company or the Trustee may treat the Person in whose name any Debenture is registered as the owner of such Debenture for the purpose of receiving payment of principal of and (subject to Section 3.07) interest on such Debenture and for all other purposes whatsoever, whether or not such Debenture be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

         SECTION 3.09. Cancellation. All Debentures surrendered for payment, redemption, conversion, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Debentures and Debentures surrendered directly to the Trustee for any such purpose shall be promptly canceled by it. The Company may at any time deliver or cause to be delivered to the Trustee for cancellation any Debentures previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Debentures so delivered shall be promptly canceled by the Trustee. No Debentures shall be authenticated in lieu of or in exchange for any Debentures canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Debentures shall be destroyed by the Trustee and upon request, the Trustee shall deliver to the Company a certificate of such destruction.

         SECTION 3.10. Computation of Interest. Except as otherwise specified as contemplated by Section 3.01 for Debentures of any series, interest on the Debentures of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

         SECTION 3.11. Deferrals of Interest Payment Dates. If specified as contemplated by Section 3.01 with respect to the Debentures of a particular series, the Company shall have the right, at any time during the term of such series, from time to time to extend the interest payment period for such Debentures for such period or periods as may be specified as contemplated by
Section 3.01 (each, an "Extension Period"), during which periods the Company shall have the right not to make payments of interest on any Interest Payment Date, and at the end of such Extension Period the Company shall pay all interest then accrued and unpaid thereon (together with Additional Interest thereon, if any, at the rate specified for the Securities of such series to the extent permitted by applicable law); provided, however, that during any such Extension Period, the Company shall not, and shall cause any Subsidiary not to,
(a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's outstanding capital stock, (b) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank pari passu with or junior in interest to the Debentures of such series or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary if such guarantee ranks pari passu or junior in interest to the Debentures or (c) cause the Conversion Rights, if any, of the Holders of the Debentures to expire (other than (i) dividends or distributions in common stock of the Company, (ii) redemptions or purchases of any rights pursuant to the Company's Shareholders Rights Plan, or any successor to such Shareholders Rights Plan, and the declaration of a dividend of such rights in the future, (iii) payments under the Texas Instruments Guarantee,
(iv) purchases of Texas Instruments Common Stock related to the issuance of Texas Instruments Common Stock under any of the Company's benefit plans for its directors, officers or employees and (v) purchases of Texas Instruments Common Stock required to prevent loss or secure the renewal or reinstatement of any government license or franchise held by the Company or the Subsidiaries).
Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions of such Extension Period shall not exceed the period or periods so specified or extend beyond the Maturity of such Debentures. Upon termination of any Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company shall give the Holders of the Debentures of such series and the Trustee notice of its selection of such Extension Period at least one Business Day prior to the Interest Payment Date or, with respect to the Debentures of a series issued to the Texas Instruments Trust, prior to the earlier of (i) the date the Distributions on the Preferred Securities of the Texas Instruments Trust are payable or (ii) the date the Property Trustee of the Texas Instruments Trust is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of such Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date.

         The Trustee shall promptly give notice of the Company's selection of such Extension Period to the Holders of the outstanding Debentures of such series.

         SECTION 3.12. Right of Set-off. With respect to the Debentures of a series issued to the Texas Instruments Trust, notwithstanding anything to the contrary in the Indenture, the Company shall have the right to set-off any payment it is otherwise required to make thereunder in respect of any such Debenture to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment relating to such Debenture under the Texas Instruments Guarantee.

         SECTION 3.13. Agreed Tax Treatment. Each Debenture issued hereunder shall provide that the Company and, by its acceptance of a Debenture or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, such Debenture agree that for United States Federal, state and local tax purposes it is intended that such Debenture constitute indebtedness.

         SECTION 3.14. Cusip Numbers. The Company in issuing the Debentures may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                   ARTICLE 4

                           SATISFACTION AND DISCHARGE

         SECTION 4.01. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to (i) any surviving rights of transfer, substitution and exchange of Debentures, (ii) rights hereunder of Holders to receive payments of principal of (and premium, if any) and interest on the Debentures and other rights, duties and obligations of the Holders as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights and obligations of the Trustee hereunder), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

         (a)     either

                 (i) all Debentures theretofore authenticated and delivered (other than (i) Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section
         3.06 and (ii) Debentures for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

                 (ii) all such Debentures not theretofore delivered to the Trustee for cancellation

                          (A)     have become due and payable, or

                          (B) will become due and payable at their Stated Maturity within one year of the date of deposit, and the Company, in the case of (i) or (ii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount in the currency or currencies in which the Debentures of such series are payable sufficient to pay and discharge the entire indebtedness on such Debentures not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest (including any Additional Interest) to the date of such deposit (in the case of Debentures which have become due and payable) or to the Stated Maturity;

                          (C)     have been tendered for conversion;

         (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

         (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause
(a) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

         SECTION 4.02. Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 or money or Government Obligations deposited with the Trustee pursuant to Section 4.03, or received by the Trustee in respect of Government Obligations deposited with the Trustee pursuant to Section 4.03, shall be held in trust and applied by it, in accordance with the provisions of the Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money or obligations have been deposited with or received by the Trustee; provided, however, such moneys need not be segregated from other funds except to the extent required by law.

         SECTION 4.03. Satisfaction, Discharge and Defeasance of Debentures of Any Series. Unless otherwise provided in the Establishing Documents, the Company shall be deemed to have paid and discharged the entire indebtedness on all the Outstanding Debentures of any such series and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of such indebtedness, when

                 (a) with respect to all Outstanding Debentures of such series,

                          (i) the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on all Outstanding Debentures of such series for principal (and premium, if any) and interest (including any Additional Interest) to the Stated Maturity or any Redemption Date as contemplated by the penultimate paragraph of this Section 4.03, as the case may be; or

                          (ii) the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as obligations in trust for such purpose an amount of Government Obligations as will, in the written opinion of independent public accountants delivered to the Trustee, together with predetermined and certain income to accrue thereon, without consideration of any reinvestment thereof, be sufficient to pay and discharge when due the entire indebtedness on all Outstanding Debentures of such series for principal (and premium, if any) and interest (including any Additional Interest) to the Stated Maturity or any Redemption Date as contemplated by the penultimate paragraph of this
                 Section 4.03, as the case may be; and

                 (b) the Company has paid or caused to be paid all other sums payable with respect to the Outstanding Debentures of such series; and

                 (c) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire indebtedness on all Outstanding Debentures of any such series have been complied with.

         Any deposits with the Trustee referred to in Section 4.03(a) above shall be irrevocable and shall be made under the terms of an escrow trust agreement in form and substance reasonably satisfactory to the Trustee. If any Outstanding Debentures of such series are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory sinking fund requirement, the applicable escrow trust agreement shall provide therefor and the Company shall make such arrangements as are satisfactory to the Trustee for the selection of Debentures for Redemption and the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company. If the Debentures of such series are not to become due and payable at their Stated Maturity or upon call for redemption within one year of the date of deposit, then the Company shall give, not later than the date of such deposit, notice of such deposit to the Holders of Debentures of such series.

         Upon the satisfaction of the conditions set forth in this Section 4.03 with respect to all the Outstanding Debentures of any series, the terms and conditions of such series, including the terms and conditions with respect thereto set forth in this Indenture, shall no longer be binding upon, or applicable to, the Company; provided, that the Company shall not be discharged from any payment obligations in respect of Debentures of such series which are deemed not to be Outstanding under clause (iii) of the definition thereof if such obligations continue to be valid obligations of the Company under applicable law.

                                   ARTICLE 5

                                    REMEDIES

          SECTION 5.01. Events of Default. "Event of Default", wherever used herein with respect to the Debentures of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (a) default in the payment of any interest upon any Debenture of that series, including any Additional Interest in respect thereof, when it becomes due and payable, and continuance of such default for a period of 30 days (subject to the deferral of any due date in the case of an Extension Period); or

                 (b) default in the payment of the principal of (or premium, if any, on) any Debenture of that series at its Maturity; or

                 (c) failure on the part of the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company with respect to that series contained in such Debentures or otherwise established with respect to that series of Debentures pursuant to Section 3.01 hereof or contained in this Indenture (other than a covenant or agreement which has been expressly included in this Indenture solely for the benefit of one or more series of Debentures other than such series) and continuance for such failure for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Company by the Trustee, by registered or certified mail, or to the Company and the Trustee by a Holder or Holders of at least 25% in aggregate principal amount of the Debentures of that series at the time Outstanding or the holder or holders of at least 25% in aggregate liquidation preference of Preferred Securities of the series related to such series of Debentures;

                 (d) if applicable to the Debentures of that series, failure by the Company to issue the Texas Instruments Common Stock upon an election by the Holder or Holders of such Debentures to convert such Debentures into shares of Texas Instruments Common Stock;

                 (e) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of the Company under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                 (f) the institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or Sate bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated as bankrupt, or the taking of corporate action by the Company in furtherance of any such action; or

                 (g) any other Event of Default as set forth in the Establishing Documents with respect to Debentures of that series.

         SECTION 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to Debentures of any series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debentures of that series may declare the principal amount (or, if the Debentures of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debentures of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), provided that, in the case of the Debentures of a series issued to the Texas Instruments Trust, if upon an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debentures of that series fail to declare the principal of all the Debentures of that series to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the corresponding series of Preferred Securities then outstanding shall have such right by a notice in writing to the Company and the Trustee; and upon any such declaration such principal amount (or specified amount) of and the accrued interest (including any Additional Interest) on all the Debentures of such series shall become immediately due and payable, provided that the payment of principal and interest (including any Additional Interest) on such Debentures shall remain subordinated to the extent provided in Article Thirteen.

         At any time after such a declaration of acceleration with respect to Debentures of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Debentures of that series, or the holders of a least 25% in aggregate liquidation amount of the corresponding series of Preferred Securities then outstanding, as the case may be, by written notice to the Company and the Trustee may rescind and annul such declaration and its consequences if:

         (i) the Company has paid or deposited with the Trustee a sum sufficient to pay

                          (A)     all overdue installments of interest
                 (including any Additional Interest) on all Debentures of that series,

                          (B) the principal of (and premium, if any, on) any Debentures of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debentures, and

                          (C) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

         (ii) all Events of Default with respect to Debentures of that series, other than the non-payment of the principal of Debentures of that series which has become due solely by such acceleration, have been cured or waived as provided in Section 5.13.

         The holders of a majority in aggregate liquidation preference of the Preferred Securities may, on behalf of the holders of all the Preferred Securities, waive any past Event of Default, except an Event of Default described in Sections 5.01(a) and 5.01(b) (unless such Event of Default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Trustee) or an Event of Default in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture. No such rescission or waiver shall affect any subsequent default or impair any right consequent thereon.

         Upon receipt by the Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, with respect to Debentures of a series all or part of which is represented by a Global Debenture, a record date shall be established for determining Holders of Outstanding Debentures of such series entitled to join in such notice, which record date shall be at the close of business on the day the Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day which is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this
Section 5.02.

         SECTION 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee.

         The Company covenants that if:

         (a) default is made in the payment of any installment of interest (including any Additional Interest) on any Debenture when such interest becomes due and payable and such default continues for a period of 30 days, or

         (b) default is made in the payment of the principal of (and premium, if any, on) any Debenture at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Debentures, the whole amount then due and payable on such Debentures for principal, including any sinking fund payment or analogous obligations (and premium, if any) and interest (including any Additional Interest), including, to the extent that payment of such interest shall be lawful, interest on any overdue principal (and premium, if any) and on any overdue installments of interest (including any Additional Interest) at the rate borne by the Debentures; and, in addition thereto, all amounts owing the Trustee under Section 6.07.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgement or final decree, and may enforce the same against the Company or any other obligor upon the Debentures and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Debentures, wherever situated.

          If an Event of Default with respect to Debentures of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Debentures of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         SECTION 5.04. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Debentures or the property of the Company or of such other obligor or their creditors:

         (a) the Trustee (irrespective of whether the principal of the Debentures of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal (and premium, if any) or interest (including any Additional Interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                 (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest (including any Additional Interest) owing and unpaid in respect to the Debentures and to file such other papers or documents as may be necessary or advisable and to take any and all actions as are authorized under the Trust Indenture Act in order to have the claims of the Trustee and any predecessor to the Trustee under Section 6.07 and of the Holders allowed in any such judicial proceedings;

                 (ii) and in particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same in accordance with Section 5.06; and

         (b) any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee for distribution in accordance with Section 5.06, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it and any predecessor Trustee under Section 6.07.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

         SECTION 5.05. Trustee May Enforce Claim Without Possession of Debentures. All rights of action and claims under this Indenture or the Debentures may be prosecuted and enforced by the Trustee without the possession of any of the Debentures or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgement shall, after provision for the payment of all the amounts owing the Trustee and any predecessor Trustee under Section 6.07, its agents and counsel, be for the ratable benefit of the Holders of the Debentures in respect of which such judgement has been recovered.

         SECTION 5.06. Application of Money Collected. Any money or property collected or to be applied by the Trustee with respect to a series of Debentures pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal (or premium, if any) or interest

(including any Additional Interest), upon presentation of the Debentures and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 6.07;

         SECOND: To the payment of the amounts then due and unpaid upon such series of Debentures for principal (and premium, if any) and interest (including any Additional Interest), in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such series of Debentures for principal (and premium, if any) and interest (including any Additional Interest), respectively; and

         THIRD: The balance, if any, to the Person or Persons entitled thereto.

         SECTION 5.07. Limitation on Suits. No Holder of any Debentures of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver, assignee, trustee, liquidator, sequestrator (or other similar official) or for any other remedy hereunder, unless:

                 (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Debentures of that series;

                 (b) the Holders of not less than 25% in principal amount of the Outstanding Debentures of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                 (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                 (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                 (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Debentures of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Debentures, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

         SECTION 5.08. Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Section 3.07) interest (including any Additional Interest) on such Security on the respective Stated Maturities expressed in such Security and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. For so long as any Preferred Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Indenture and the Trust Agreement, upon an Event by Default specified in Section 5.01 or 5.02, any holder of Preferred Securities shall have the right to institute a proceeding directly against the Company, for enforcement of payment to such holder of the principal amount of or interest on Debentures having a principal amount equal to the liquidation preference of the Preferred Securities of such holder (a "Direct Action"). In connection with any such Direct Action, the rights of the holders of the Common Securities will be subrogated to the rights of any holder of the Preferred Securities to the extent of any payment made by the Company to such holder of Preferred Securities as a result of such Direct Action. Except as set forth in this Section, the holders of Preferred Securities shall have no right to exercise directly any right or remedy available to the Holders of, or in respect of, the Debentures.

         SECTION 5.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

         SECTION 5.10. Rights and Remedies Cumulative. Except as otherwise provided in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 5.11. Delay or Omission Not Waiver. Except as otherwise provided in the last paragraph of Section 3.06, no delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

         Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         SECTION 5.12. Control by Holders. The Holders of a majority in principal amount of the Outstanding Debentures of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Debentures of such series, provided that:

                 (a) such direction shall not be in conflict with any rule of law or with this Indenture,

                 (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

                 (c) subject to the provisions of Section 6.01, the Trustee shall have the right to decline to follow such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would be unjustly prejudicial to the Holders not joining in any such direction or would involve the Trustee in personal liability.

         Upon receipt by the Trustee of any written notice directing the time, method or place of conducting any such proceeding or exercising any such trust or power, with respect to Debentures of a series all or part of which is represented by a Global Security, a record date shall be established for determining Holders of Outstanding Debentures of such series entitled to join in such notice, which record date shall be at the close of business on the day the Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that, unless the Holders of a majority in principal amount of the Outstanding Debentures of such series shall have joined in such notice prior to the day which is 90 days after such record date, such notice shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new notice identical to a notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.12.

         SECTION 5.13. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Debentures of any series may on behalf of the Holders of all the Debentures of such series waive any past default hereunder with respect to such series and its consequences, except a default:

                 (a) in the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Debenture of such series, or

                 (b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Debenture of such series affected.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

         SECTION 5.14. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Debenture by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Debentures of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Debenture on or after the respective Stated Maturities expressed in such Debenture.

         SECTION 5.15. Waiver of Usury, Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE 6

                                  THE TRUSTEE

         SECTION 6.01. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default.

                 (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                 (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

         (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct except that

                 (i) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

                 (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                 (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of Holders pursuant to Section 5.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Debentures of such series.

         (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

         SECTION 6.02. Notice of Defaults. Within 90 days after actual knowledge by a Responsible Officer of the Trustee of the occurrence of any default hereunder with respect to the Debentures of any series, the Trustee shall transmit by mail to all Holders of Debentures of such series, as their names and addresses appear in the Securities Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Debenture of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of Debentures of such series; and provided, further, that, except in the case of any default of the character specified in Section 5.01(c), no such notice to Holders of Debentures of such series shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Debentures of such series.

         SECTION 6.03. Certain Rights of Trustee. Subject to the provisions of Section 6.01:

         (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, Debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

         (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

         (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this

Indenture, unless such holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, indenture, Debenture or other paper or document, but the Trustee in its discretion may make such inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

         (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on any part of any agent or attorney appointed with due care by it hereunder.

         SECTION 6.04. Not Responsible for Recitals or Issuance of Debentures. The recitals contained herein and in the Debentures, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of the Debentures or the proceeds thereof.

         SECTION 6.05. May Hold Debentures. The Trustee, any Paying Agent, Securities Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debentures and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Securities Registrar or such other agent.

         SECTION 6.06. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability of interest on any money received by it hereunder except as otherwise agreed with the Company.

         SECTION 6.07.  Compensation and Reimbursement.  The Company agrees

                 (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder in such amounts as the Company and the Trustee shall agree from time to time (which compensation shall be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                 (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expenses, disbursements or advances as may be attributable to its negligence or bad faith; and

                 (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense (including the reasonable compensation and the expenses and disbursements of its agents and counsel) incurred without negligence or bad faith, arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. This indemnification shall survive the termination of this Agreement.

         To secure the Company's payment obligations in this Section, the Company and the Holders agree that the Trustee shall have a lien prior to the Debentures on all money or property held or collected by the Trustee. Such lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(e) or (f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Reform Act of 1978 or a successor statute.

         SECTION 6.08. Disqualification; Conflicting Interests. The Trustee for the Debentures of any series issued hereunder shall be subject to the provisions of Section 310(b) of the Trust Indenture Act. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trustee Indenture Act. The Trust Agreement and the Texas Instruments Guarantee shall be deemed to be specifically described in this Indenture for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

         SECTION 6.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be

                 (a) a corporation organized and doing business under the laws of the United States of America or of any State, Territory or the District of Columbia, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority, or

                 (b) a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation or order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, in either case having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, to the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. Neither the Company nor any Person directly or indirectly controlling, controlled by or under common control with the Company shall serve as Trustee for the Debentures of any series issued hereunder.

         SECTION 6.10.  Resignation and Removal; Appointment of Successor.
(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

         (b) The Trustee may resign at any time with respect to the Debentures of one or more series by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debentures of such series.

         (c) The Trustee may be removed at any time with respect to the Debentures of any series by Act of the Holders of a majority in principal amount of the Outstanding Debentures of such series, delivered to the Trustee and to the Company.

         (d)     If at any time:

                 (i) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debenture for at least six months, or

                 (ii)     the Trustee shall cease to be eligible under Section
         6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                 (iii) the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by Board Resolution may remove the Trustee, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all other similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Debentures of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee with respect to the Debentures of that or those series. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Debentures of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Debentures of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Debentures of such series and supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Debentures of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Debenture for at least six months may, subject to Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debentures of such series.

         (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Debentures of any series and each appointment of a successor Trustee with respect to the Debentures of any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Debentures of such series as their name and addresses appear in the Securities Register. Each notice shall include the name of the successor Trustee with respect to the Debentures of such series and the address of its Corporate Trust Office.

         SECTION 6.11.  Acceptance of Appointment by Successor.    (a)  In
case of the appointment hereunder of a successor Trustee with respect to all Debentures, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

         (b) In case of the appointment hereunder of a successor Trustee with respect to the Debentures of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Debentures of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debentures of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Debentures, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debentures of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trust hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of the trust hereunder separate and apart from the trust hereunder administered by any other such Trustee and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties of the retiring trustee with respect to the Debentures of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Debentures of that or those series to which the appointment of such successor Trustee relates.

         (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

         (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

         SECTION 6.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debentures shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debentures so authenticated, and in case any Debentures shall not have been authenticated, any successor to the Trustee may authenticate such Debentures either in the name of any predecessor Trustee or in the name of such successor Trustee, and in all cases the certificate of authentication shall have the full force which it is provided anywhere in the Debentures or in this Indenture that the certificate of the Trustee shall have.

         SECTION 6.13. Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Debentures), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

         SECTION 6.14. Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Debentures which shall be authorized to act on behalf of the Trustee to authenticate Debentures of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof, and Debentures so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Debentures by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, or of any State, Territory or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

         Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of an Authenticating Agent shall be the successor Authenticating Agent hereunder, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 1.06 to all Holders of Debentures of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provision of this Section.

         The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.07.

         If an appointment with respect to one or more series is made pursuant to this Section, the Debentures of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

         This is one of the Debentures referred to in the within mentioned indenture.

                                        --------------------------------------

                                        --------------------------------------
                                        As Trustee

                                        By:
                                           -----------------------------------
                                             As Authenticating Agent

                                        By:
                                           -----------------------------------
                                             Authorized Officer

                                   ARTICLE 7

                HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 7.01. Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:

         (a) semi-annually, not more than 15 days after January 1 and July 1, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such January 1 and July 1, and

         (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by the Trustee in its capacity as Securities Registrar.

         SECTION 7.02.  Preservation of Information; Communications to Holders.
(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Securities Registrar. The Trustee may destroy any list furnished to it as provided in
Section 7.01 upon receipt of a new list so furnished.

         (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Debentures, and the corresponding rights and privileges of the Trustee, shall be as provided in the Trust Indenture Act.

         (c) Every Holder of Debentures, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act.

         SECTION 7.03.  Reports by Trustee.   (a)  The Trustee shall transmit
to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act, at the times and in the manner provided pursuant thereto.

         (b) Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than July 15 in each calendar year, commencing with the first July 15 after the first issuance of Debentures under this Indenture.

         (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange or self regulatory organization upon which the

Debentures are listed and also with the Commission. The Company will notify the Trustee whenever the Debentures are listed on any stock exchange or self-regulatory organization.

         SECTION 7.04. Reports by Company. The Company shall file with the Trustee and with the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is required to be filed with the Commission. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company shall continue to file with the Commission and provide the Trustee and Holders with the annual reports and the information, documents and other reports which are specified in Sections 13 and 15(d) of the Securities Exchange Act of 1934. The Company also shall comply with the other provisions of Trust Indenture Act Section 314(a).


                                   ARTICLE 8

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

         SECTION 8.01. Company May Consolidate, Etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

                 (a) in case the Company shall consolidate with or merge into another corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest (including any Additional Interest) on all the Debentures and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

                 (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;

                 (c) in the case of the Debentures of a series issued to the Texas Instruments Trust, such consolidation, merger, conveyance, transfer or lease is permitted under the Trust Agreement and Texas Instruments Guarantee and does not give rise to any breach of violation of the Trust Agreement or Texas Instruments Guarantee; and

                 (d) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and any such supplemental indenture complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with; and the Trustee, subject to Section 6.01, may rely upon such Officers' Certificate and Opinion of Counsel as conclusive evidence that such transaction complies with this Section 8.01.

         SECTION 8.02. Successor Corporation Substituted. Upon any consolidation or merger by the Company with or into any other corporation, or any conveyance, transfer or lease by the Company of its properties and assets substantially as an entirety to any Person in accordance with Section 8.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein; and in the event of any such conveyance, transfer or lease the Company shall be discharged from all obligations and covenants under the Indenture and the Debentures and may be dissolved and liquidated.

         Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Debentures issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Debentures which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication pursuant to such provisions and any Debentures which such successor corporation thereafter shall cause to be signed and delivered to the Trustee on its behalf for the purpose pursuant to such provisions. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof.

         In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form may be made in the Debentures thereafter to be issued as may be appropriate.

                                   ARTICLE 9

                            SUPPLEMENTAL INDENTURES

         SECTION 9.01. Supplemental Indentures Without Consent of Holders. Without the consent of or notice to any Holder, the Company, when authorized by the Establishing Documents, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                 (a) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Debentures contained; or

                 (b) to convey, transfer, assign, mortgage or pledge any property to or with the trustee or to surrender any right or power herein conferred upon the Company; or

                  (c) to establish the form or terms of Debentures of any series as permitted by Sections 2.01 or 3.01; or

                  (d) to add to covenants of the Company for the benefit of the Holders of all or any series of Debentures (and if such covenants are to be for the benefit of less than all series of Debentures, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

                 (e)      to add any additional Events of Default; or

                 (f) to add, change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Debenture Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

                 (g) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this clause (g) shall not materially adversely affect the interest of the Holders of Debentures of any series or, in the case of the Debentures of a series issued to the Texas Instruments Trust and for so long as any of the corresponding series of Preferred Securities shall remain outstanding, the holders of such Preferred Securities; or

                  (h) to evidence and provide for the acceptance of appointment hereunder by successor Trustee with respect to the Debentures of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the Trust hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b);

                 (i) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or

                 (j) to make provision with respect to the conversion or exchange rights of the Holders of any series of Debentures pursuant to the requirements of the Establishing Documents.

         SECTION 9.02. Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Debentures of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Debentures of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debenture affected thereby,

                 (a) except to the extent permitted by Section 3.11 or as otherwise specified as contemplated by Section 3.01 with respect to the extension of the interest payment period of the Debentures of any series, change the Stated Majority of the principal of, or any installment of interest (including any Additional Interest) on, any Debenture, or reduce the principal amount thereof or the rate of interest thereon or reduce any premium payable upon the redemption thereof, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02, or change the place of payment where, or the coin or currency in which, any Debenture or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the date fixed for redemption thereof); or

                 (b) adversely affect any right to convert or exchange any Debenture or modify the provisions of this Indenture with respect to the subordination of the Debentures in a manner adverse to such Holder; or

                 (c) reduce the percentage in principal amount of the Outstanding Debentures of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

                 (d)      modify any of the provisions of this Section, Section
         5.13 or Section 10.06, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Debenture affected thereby; or

                 (e) modify the provisions in Article Thirteen of this Indenture with respect to the subordination of Outstanding Debentures of any series in a manner adverse to the Holders thereof;

provided that, in the case of the Debentures of a series issued to the Texas Instruments Trust, so long as any of the corresponding series of Preferred Securities remains outstanding, no such amendment shall be made that adversely affects the holders of such Preferred Securities, and no termination of this Indenture shall occur, and no waiver of any Event of Default or compliance with any covenant under this Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation preference of such Preferred Securities then outstanding unless and until the principal (and premium, if any) of the Debentures of such series and all accrued and unpaid interest (including any Additional Interest) thereon have been paid in full.


         A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Debentures, or which modifies the rights of the Holders of Debentures of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debentures of any other series.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         SECTION 9.03. Execution of Supplemental Indentures. In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article or the modifications thereby of the trust created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and that all conditions precedent have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         SECTION 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debentures theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         SECTION 9.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

         SECTION 9.06. Reference in Debentures to Supplemental Indentures. Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debentures of such series.


                                  ARTICLE 10

                                   COVENANTS

         SECTION 10.01. Payment of Principal, Premium and Interest. The Company covenants and agrees for the benefit of each series of Debentures that it will duly and punctually pay the principal of (and premium, if any) and interest on the Debentures of that series in accordance with the terms of such Debentures and this Indenture.

         SECTION 10.02. Maintenance of Office or Agency. The Company will maintain in each Place of Payment for any series, an office or agency where Debentures of that series may be presented or surrendered for payment and an office or agency where Debentures may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company initially appoints the Trustee, acting through its Corporate Trust Office, as its agent for said purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Debentures of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation and any change in the location of any such office or agency.

         SECTION 10.03. Money for Debenture Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to any series of Debentures, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Debentures of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its failure so to act.

         Whenever the Company shall have one or more Paying Agents, it will, on or before each due date of the principal of or interest on any Debentures, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal and premium (if any) or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.

         The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                 (a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Debentures in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                 (b) give the Trustee notice of any default by the Company (or any other obligor upon the Debentures) in the making of any payment of principal (and premium, if any) or interest;

                 (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

                 (d) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any

Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by the Company or any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be paid on Company Request to the Company, or (if then held by the Company) shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be discharged from such trust; and the Holder of such Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid the Company.

         SECTION 10.04. Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

         SECTION 10.05. Statement as to Compliance. The Company shall deliver to the Trustee, within120 days after the end of each calendar year of the Company ending after the date hereof, an Officers' Certificate (signed by at least one of the officers referred to in Section 314(a)(4) of the Trust Indenture Act) covering the preceding calendar year, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance, observance or fulfillment of or compliance with any of the terms, provisions, covenants and conditions of this Indenture, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. For the purpose of this Section 10.05, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

         SECTION 10.06. Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any covenant or condition set forth in
Section 10.04 or as specified as contemplated by Section 3.01 with respect to the Debentures of any series, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Debentures of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company in respect of any such covenant or condition shall remain in full force and effect.

         SECTION 10.07. Additional Sums. In the case of the Debentures of a series issued to the Texas Instruments Trust, except as otherwise specified as contemplated by Section 3.01, in the event that (a) the Property Trustee is the Holder of all of the Outstanding Debentures of such series, (b) a Tax Event in respect of the Texas Instruments Trust shall have occurred and be continuing and
(c) the Company shall not have (i) redeemed the Debentures of such series pursuant to Section 11.07(b) or (ii) terminated the Texas Instruments Trust pursuant to Section 9.02(b) of the Trust Agreement, the Company shall pay to the Texas Instruments Trust (and its permitted successors or assigns under the Trust Agreement) for so long as the Property Trustee (or its permitted successor or assignee) is the registered Holder of any Debentures of such series, such additional amounts as may be necessary in order that the amount of distributions (including any Additional Amounts (as defined in the Trust Agreement)) then due and payable by the Texas Instruments Trust on the related Preferred Securities and Common Securities that at any time remain outstanding in accord with the terms thereof shall not be reduced as a result of any Additional Taxes (the "Additional Sums"); provided that, if this Indenture has not been qualified under the Trust Indenture Act, the Company shall not be required to pay such Additional Sums until this Indenture is so qualified. Whenever in this Indenture or the Debentures there is a reference in any context to the payment of principal of or interest on the Debentures, such mention shall be deemed to include mention of the payments of the Additional Sums provided for in this paragraph to the extent that, in such context, Additional Sums are, were or would be payable in respect thereof pursuant to the provisions of this paragraph and express mention of the payment of Additional Sums (if applicable) in any provisions hereof shall not be construed as excluding Additional Sums in those provisions hereof where such express mention is not made, provided, however, that the extension of an interest payment period pursuant to Section 3.11 or the Debentures shall not extend the payment of any Additional Sums that may be due and payable during such interest payment period.

         SECTION 10.08. Additional Covenants. The Company covenants and agrees with each Holder of Debentures of a series issued to the Texas Instruments Trust that it will not, and it will not permit any Subsidiary to,
(a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's outstanding capital stock, (b) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank pari passu with or junior in interest to the Debentures of such series or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary if such guarantee ranks pari passu or junior in interest to the Debentures or (c) cause the conversion rights, if any, of the Holders of the Debentures to expire (other than (i) dividends or distributions in common stock of the Company, (ii) redemptions or purchases of any rights pursuant to the Company's Shareholders Rights Plan, or any successor to such Shareholders Rights Plan, and the declaration of a dividend of such rights in the future, (iii) payments under the Texas Instruments Guarantee, (iv) purchases of Texas Instruments Common Stock related to the issuance of Texas Instruments Common Stock under any of the Company's benefit plans for its directors, officers or employees and (v) purchases of Texas Instruments Common Stock required to prevent loss or secure the renewal or reinstaement of any government license or franchise held by the Company or the Subsidiaries) if at such time
(A) there shall have occurred any event of which the Company has actual knowledge that (1) with the giving of notice or the lapse of time or both, would constitute an Event of Default hereunder and (2) in respect of which the Company shall not have taken reasonable steps to cure, (B) the Company shall be in default with respect to its payment of any obligations under the Texas Instruments Guarantee or (C) the Company shall have given notice of its selection of an Extension Period as provided herein and shall not have rescinded such notice, or such period, or any extension thereof, shall be continuing.

         The Company also covenants with each Holder of Debentures of a series issued to the Texas Instruments Trust (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Texas Instruments Trust; provided, however, that any permitted successor of the Company hereunder may succeed to the Company's ownership of such Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate the Texas Instruments Trust, except
(a) in connection with a distribution of the Debentures of such series to the holders of Preferred Securities in liquidation of the Texas Instruments Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Texas Instruments Trust to remain a business trust and not to be classified as an association taxable as a corporation for United States Federal income tax purposes.


                                  ARTICLE 11

                            REDEMPTION OF DEBENTURES

         SECTION 11.01. Applicability of this Article. Redemption of Debentures (whether by operation of a sinking fund or otherwise) as permitted or required by any form of Debenture issued pursuant to this Indenture shall be made in accordance with such form of Debenture and this Article; provided, however, that if any provision of any such form of Debenture shall conflict with any provision of this Article, the provision of such form of Debenture shall govern. Except as otherwise set forth in the form of Debenture for such series, each Debenture shall be subject to partial redemption only in the amount of $50 or, in the case of the Debentures of a series issued to the Texas Instruments Trust, $50, or integral multiples thereof.

         SECTION 11.02. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Debentures shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all of the Debentures of any particular series and having the same terms, the Company shall, not less than 45 days prior to the date fixed for redemption (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such date and of the principal amount of Debentures of that series to be redeemed. In the case of any redemption of Debentures prior to the expiration of any restriction on such redemption provided in the terms of such Debentures, the Company shall furnish the Trustee with an Officers' Certificate and an Opinion of Counsel evidencing compliance with such restriction.

         SECTION 11.03. Selection of Debentures to Be Redeemed. If less than all the Debentures of any series are to be redeemed (unless all the Debentures of a specified tenor of such series are to be redeemed or unless such redemption affects only a single Debenture), the particular Debentures to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Debentures of such series; not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Debenture of such series; provided that the unredeemed portion of the principal amount of any Debenture shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Debenture. If less than all the Debentures of a specified tenor of such series are to be redeemed (unless such redemption affects only a single Debenture), the particular Debentures to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Debentures of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

         The Trustee shall promptly notify the Company in writing of the Debentures selected for partial redemption and the principal amount thereof to
be redeemed.   For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debentures shall relate, in the case of any Debenture redeemed or to be redeemed only in part, to the portion of the principal amount of such Debenture which has been or is to be redeemed. If the Company shall so direct, Debentures registered in the name of the Company, any Affiliate or any Subsidiary thereof shall not be included in the Debentures selected for redemption.

         SECTION 11.04. Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not later than the thirtieth day, and not earlier than the sixtieth day, prior to the date fixed for redemption, to each Holder of Debentures to be redeemed, at the address of such Holder as it appears in the Securities Register.

         With respect to Debentures of each series to be redeemed, each notice of redemption shall state:

         (a)     the date fixed for redemption for Debentures of such series;

         (b) the redemption price at which Debentures of such series are to be redeemed;

         (c) if less than all Outstanding Debentures of such particular series and having the same terms are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Debentures to be redeemed;

         (d) that on the date fixed for redemption, the redemption price at which such Debentures are to be redeemed will become due and payable upon each such Debenture or portion thereof, and that interest thereon, if any, shall cease to accrue on and after said date;

         (e) the place or places where such Debentures are to be surrendered for payment of the redemption price at which such Debentures are to be redeemed;

         (f) that the redemption is for a sinking fund, if such is the case; and

         (g) if the Debentures are convertible, that a Holder of Debentures who desires to convert Debentures called for redemption must satisfy the requirements for conversion contained in such Debentures, the then existing conversion price or rate, and the date and time when the option to convert shall expire.

         Notice of redemption of Debentures to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company and shall be irrevocable. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice by mail or any defect in the notice to the Holder of any Debenture designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debenture.

         SECTION 11.05.  Deposit of Redemption Price.   Prior to the Redemption
Date specified in the notice of redemption given as provided in Section 11.04, the Company will deposit with the Trustee or with one or more Paying Agents an amount of money sufficient to redeem on the Redemption Date all the Debentures so called for redemption at the applicable Redemption Price.

         SECTION 11.06. Debentures Payable on Redemption Date. If notice of redemption has been given as provided in Section 11.04, the Debentures so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, together with any accrued interest (including any Additional Interest) thereon, and from and after such date (unless the Company shall default in the payment of the Redemption Price or any accrued interest (including any Additional Interest)) such Debentures shall cease to bear interest. Upon surrender of any such Debenture for redemption in accordance with said notice, such Debenture shall be paid by the Company at the Redemption Price, together with any accrued interest (and any Additional Interest) to the Redemption Date; provided, however, that, except as may be otherwise provided with respect to Debentures convertible into another security in a supplemental indenture, Board Resolution or other instrument authorizing such Debentures, installments of interest on Debentures whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Debentures, or one of more Predecessor Debentures, registered as such at the close of business on the relevant Regular Record Dates or Special Record Dates, as the case may be, according to their terms and the provisions of Section 3.07.

         If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Debenture.

         SECTION 11.07. Company's Right of Redemption. (a) Unless otherwise specified as contemplated by Section 3.01 with respect to the Debentures of a particular series and notwithstanding any additional redemption rights that may be so specified, the Company may, at its option, redeem the Debentures of any series after their date of issuance in whole at any time or in part from time to time, subject to the provisions of this clause (a) and the other provisions of this Article Eleventh. Unless otherwise specified as contemplated by
Section 3.01 with respect to the Debentures of a particular series, the redemption price for any Debenture so redeemed pursuant to this clause (a) shall be equal to 100% of the principal amount of such Debentures plus any accrued and unpaid interest, including any Additional Interest, to the date fixed for redemption. The Company shall not redeem the Debentures in part unless all accrued and unpaid interest (including any Additional Interest) has been paid in full on all Debentures Outstanding.

         (b) In the case of the Debentures of a series issued to the Texas Instruments Trust, except as otherwise specified as contemplated by Section 3.01, if a Special Event in respect of the Texas Instruments Trust shall occur and be continuing, the Company may, at its option, redeem the Debentures of such series at any time within 90 days of the occurrence of such Special Event, in whole but not in part, subject to the provisions of this clause (b) and the other provisions of this Article Eleven. The redemption price for any Debenture so redeemed pursuant to this clause (b) shall be equal to 100% of the principal amount of such Debentures then Outstanding plus accrued and unpaid interest, including any Additional Interest, to the date fixed for redemption.

                                  ARTICLE 12

                                 SINKING FUNDS

         SECTION 12.01. Applicability of Article. The provisions of this Article shall be applicable to any sinking fund for the retirement of Debentures of any series except as otherwise specified as contemplated by
Section 3.01 of such Debentures.

         The minimum amount of any sinking fund payment provided for by the terms of any Debentures of any series is herein referred to as a "mandatory sinking fund payment," and any sinking fund payment in excess of such minimum amount which is permitted to be made by the terms of such Debentures of any series is herein referred to as an "optional sinking fund payment." If provided for by the terms of any Debentures of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section
12.02. Each sinking fund payment shall be applied to the redemption of Debentures of any series as provided for by the terms of such Debentures.

         SECTION 12.02. Satisfaction of Sinking Fund Payments With Debentures .. In lieu of making all or any part of a mandatory sinking fund payment with respect to any Debentures of a series in cash, the Company may at its option, at any time no more than 16 months and no less than 30 days prior to the date on which such sinking fund payment is due, deliver to the Trustee Debentures of such series (together with the unmatured coupons, if any, appertaining thereto) theretofore purchased or otherwise acquired by the Company, except Debentures of such series that have been redeemed through the application of mandatory or optional sinking fund payments pursuant to the terms of the Debentures of such series, accompanied by a Company Order instructing the Trustee to credit such obligations and stating that the Debentures of such series were originally issued by the Company by way of bona fide sale or other negotiation for value; provided that the Debentures to be so credited have not been previously so credited. The Debentures to be so credited shall be received and credited for such purpose by the Trustee at the redemption price for such Debentures, as specified in the Debentures so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

         SECTION 12.03. Redemption of Debentures for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for any series of Debentures, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for such Debentures pursuant to the terms of such Debentures, the portion thereof, if any, which is to be satisfied by payment of cash in the currency in which the Debentures of such series are payable (except as provided pursuant to Section 3.01) and the portion thereof, if any, which is to be satisfied by delivering and crediting Debentures pursuant to Section 12.02 and will also deliver to the Trustee any Debentures to be so delivered. Such Certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, on or before the succeeding sinking fund payment date. In the case of the failure of the Company to deliver such Certificate (or, as required by this Indenture, the Debentures and coupons, if any, specified in such Certificate), the sinking fund payment due on the succeeding sinking fund payment date or such series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of the Debentures of such series subject to a mandatory sinking fund payment without the right to deliver or credit Debentures as provided in Section 12.02 and without the right to make the optional sinking fund payment with respect to such series at such time.

         Any sinking fund payment (mandatory or optional) made in cash plus any unused balance of any preceding sinking fund payments made with respect to the Debentures of any particular series shall be applied by the Trustee (or by the Company if the Company is acting as its own Paying Agent) on the sinking fund payment date on which such payment is made (or, if such payment is made before a sinking fund payment date, on the sinking fund payment date immediately following the date of such payment) to the redemption of Debentures of such series at the redemption price specified in such Debentures with respect to the sinking fund. Any sinking fund moneys not so applied or allocated by the Trustee (or segregated and held in trust as provided in Section 10.03 by the Company if the Company is acting as its own Paying Agent) for such series, together with such payment (or such amount so segregated) shall be applied in
accordance with the provisions of this Section 12.03.   Any and all sinking
fund moneys with respect to the Debentures of any particular series held by the Trustee (or if the Company is acting as its own Paying Agent, segregated and held in trust as provided in Section 10.03) on the last sinking fund payment date with respect to Debentures of such series and not held for the payment or redemption of particular Debentures of such series shall be applied by the Trustee (or by the Company if the Company is acting as its own Paying Agent), together with other moneys, if necessary, to be deposited (or segregated) sufficient for the purpose, to the payment of the principal of the Debentures of such series at Maturity. The Trustee shall select the Debentures to be redeemed upon such sinking fund payment date in the manner specified in Section
11.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.04. Such notice having been duly given, the redemption of such Debentures shall be made upon the terms and in the manner stated in Section 11.06. On or before each sinking fund payment date, the Company shall pay to the Trustee (or, if the Company is acting as its own Paying Agent, the Company shall segregate and hold in trust as provided in Section 10.03) in cash a sum in the currency in which Debentures of such series are payable (except as provided pursuant to Section 3.01) equal to the principal and any interest accrued to the redemption date for Debentures or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 12.03.

         Neither the Trustee nor the Company shall redeem any Debentures of a series with sinking fund moneys or mail any notice of redemption of Debentures of such series by operation of the sinking fund for such series during the continuance of a default in payment of interest, if any, on any Debentures of such series or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) with respect to the Debentures of such series, except that if the notice of redemption shall have been provided in accordance with the provisions hereof, the Trustee (or the Company if the Company is then acting as its own Paying Agent) shall redeem such Debentures if cash sufficient for that purpose shall be deposited with the Trustee (or segregated by the Company) for that purpose in accordance with the terms of this Article Twelve. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur and any moneys thereafter paid into such sinking fund shall, during the continuance of such default or Event of Default, be held as security for the payment of the Debentures and coupons, if any, of such series; provided, however, that in case such default or Event of Default shall have been cured or waived herein, such moneys shall thereafter be applied on the next sinking fund payment date for the Debentures of such series on which such moneys may be applied pursuant to the provisions of this Section 12.03.


                                  ARTICLE 13

                          SUBORDINATION OF DEBENTURES

         SECTION 13.01. Debentures Subordinate to Senior Debt. The Company covenants and agrees, and each Holder of a Debenture, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the payment of the principal of (and premium, if any) and interest (including any Additional Interest) on each and all of the Debentures are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all amounts then due and payable in respect of all Senior Debt.

         SECTION 13.02. Payment Over of Proceeds upon Dissolution, Etc. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company (each such event, if any, herein sometimes referred to as a "Proceeding"), then the holders of Senior Debt shall be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before the Holders of the Debentures are entitled to receive or retain any payment or distribution of any kind or character, whether in cash, property or Debentures (including any payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of the Company (including any series of the Debentures) subordinated to the payment of the Debentures, such payment or distribution being hereinafter referred to as a "Junior Subordinated Payment"), on account of principal of (or premium, if any) or interest (including any Additional Interest) on the Debentures or on account of the purchase or other acquisition of Debentures by the Company or any Subsidiary and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind of character, whether in cash, property or Debentures, including any Junior Subordinated Payment, which may be payable or deliverable in respect of the Debentures in any such Proceeding.

         In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Debenture shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or Debentures, including any Junior Subordinated Payment, before all Senior Debt is paid in full or payment thereof is provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         For the purposes of this Article only, the words "any payment or distribution of any kind or character, whether in cash, property or Debentures" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or Debentures of the Company or any other corporation provided for by a plan of reorganization or readjustment which Debentures are subordinated in right of payment to all then outstanding Senior Debt to substantially the same extent as the Debentures are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the sale of all or substantially all of its properties and assets as an entirety to another Person or the liquidation or dissolution of the Company following the sale of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, or sale comply with the conditions set forth in Article Eight.

         SECTION 13.03. Prior Payment to Senior Debt upon Acceleration of Debentures. In the event that any Debentures are declared due and payable before their Maturity, then and in such event the holders of the Senior Debt outstanding at the time such Debentures so become due and payable shall be entitled to receive payment in full of all amounts due on or in respect of such Senior Debt (including any amounts due upon acceleration), or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before the Holders of the Debentures are entitled to receive any payment or distribution of any kind or character, whether in cash, properties or Debentures (including any Junior Subordinated Payment) by the Company on account of the principal of (or premium, if any) or interest (including any Additional Interest) on the Debentures or on account of the purchase or other acquisition of Debentures by the Company or any Subsidiary; provided, however, that nothing in this Section shall prevent the satisfaction of any sinking fund payment in accordance with this Indenture or as otherwise specified as contemplated by Section 3.01 for the Debentures of any series by delivering and crediting pursuant to Section
12.02 or as otherwise specified as contemplated by Section 3.01 for the Debentures of any series, Debentures which have been acquired (upon redemption or otherwise) prior to such declaration of acceleration.

         In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Debenture prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

         The provisions of this Section shall not apply to any payment with respect to which Section 13.02 would be applicable.

         SECTION 13.04.  No Payment When Senior Debt in Default.   (a)  In the
event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Debt, or in the event that any event of default with respect to any Senior Debt shall have occurred and be continuing and shall have resulted in such Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or (b) in the event any judicial proceeding shall be pending with respect to any such default in payment or such event or default, then no payment or distribution of any kind or character, whether in cash, properties or Debentures (including any Junior Subordinated Payment) shall be made by the Company on account of principal of (or premiums, if any) or interest (including any Additional Interest), if any, on the Debentures or on account of the purchase or other acquisition of Debentures by the Company or any Subsidiary; provided, however, that nothing in this Section shall prevent the satisfaction of any sinking fund payment in accordance with this Indenture or as otherwise specified as contemplated by Section 3.01 for the Debentures of any series by delivering and crediting pursuant to Section 12.02 or as otherwise specified as contemplated by Section 3.01 for the Debentures of any series Debentures which have been acquired (upon redemption or otherwise) prior to such default in payment or event of default.

         In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Debenture prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

         The provisions of this Section shall not apply to any payment with respect to which Section 13.02 would be applicable.

         SECTION 13.05. Payment Permitted If No Default. Nothing contained in this Article or elsewhere in this Indenture or in any of the Debentures shall prevent (a) the Company, at any time except during the pendency of any Proceeding referred to in Section 13.02 or under the conditions described in Sections 13.03 and 13.04, from making payments at any time of principal of (and premium, if any) or interest on the Debentures, or (b) the application by the Trustee of any money or Government Obligations deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest (including any Additional Interest) on the Debentures or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article.

         SECTION 13.06. Subrogation to Rights of Holders of Senior Debt. Subject to the payment in full of all Senior Debt, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, the Holders of the Debentures shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to Senior Debt of the Company to substantially the same extent as the Debentures are subordinated to the Senior Debt and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Debt) to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and Debentures applicable to the Senior Debt until the principal of (and premium, if any) and interest on the Debentures shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or Debentures to which the Holders of the Debentures or the Trustee would be entitled except for the provisions of this Article, and no payments pursuant to the provisions of this Article to the holders of Senior Debt by Holders of the Debentures or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt, and the Holders of the Debentures, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

         SECTION 13.07. Provisions Solely to Define Relative Rights. The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Debentures on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Debentures is intended to or shall (a) impair, as between the Company and the Holders of the Debentures, the obligations of the Company, which are absolute and unconditional, to pay to the Holders of the Debentures the principal of (and premium, if any) and interest (including any Additional Interest) on the Debentures as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Debentures and creditors of the Company other than their rights in relation to the holders of Senior Debt; or (c) prevent the Trustee or the Holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture including, without limitation,





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
filing and voting claims in any Proceeding, subject to the rights, if any, under this Article of the holders of Senior Debt to receive cash, property and Debentures otherwise payable or deliverable to the Trustee or such Holder.

         SECTION 13.08. Trustee to Effectuate Subordination. Each Holder of a Debenture by his or her acceptance thereof authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Article and appoints the Trustee his or her attorney-in- fact for any and all such purposes.

         SECTION 13.09. No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

         SECTION 13.10. Notice to Trustee. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Debentures. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Debentures, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Debt or from any trustee, agent or representative therefor (whether or not the facts contained in such notice are true); provided, however, that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms hereof any monies may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest (including any Additional Interest) on any Debenture), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

         SECTION 13.11. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Article Six, and the Holders of the Debentures shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which a Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Debentures, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the





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
Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

         SECTION 13.12.  Trustee Not Fiduciary for Holders of Senior Debt.
The Trustee, in its capacity as trustee under this Indenture, shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Debentures or to the Company or to any other Person cash, property or Debentures to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise.

         SECTION 13.13. Rights of Trustee as Holder of Senior Debt; Preservation of Trustee's Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

         SECTION 13.14. Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intent and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.

         SECTION 13.15. Certain Conversions or Exchanges Deemed Payment. For the purpose of this Article only, (a) the issuance and delivery of junior securities upon conversion or exchange of Debentures shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest (including any Additional Interest) on Debentures or on account of the purchase or other acquisition of Debentures, and (b) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion or exchange of a Debenture shall be deemed to constitute payment on account of the principal of such security. For the purpose of this Section, the term "junior securities" means (i) shares of any stock of any class of the Company and (ii) securities of the Company which are subordinated in right of payment to all Senior Debt which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Debentures are so subordinated as provided in this Article.


                                 *   *   *   *

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                       TEXAS INSTRUMENTS INCORPORATED

                                       By:
                                          -----------------------------------

Attest:

                                          (-----------------------------------)
                                          as Trustee

                                       By:
                                          -----------------------------------

State of         :
                 :        SS.
County of        :


         On the __ day of ______________, _____ before me personally came _____________________, to me known, who being duly sworn, did depose and say that he/she is _______________________ of Texas Instruments Incorporated, one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like authority.


                                          -----------------------------------
                                          Notary Public
                                          My Commission Expires:




State of         :
                 :        SS.
County of        :

         On the __ day of ______________, _____ before me personally came _____________________, to me known, who being duly sworn, did depose and say that he/she is _______________________ of The
(_______________________________), a [Delaware] banking corporation, described in and which executed the foregoing instrument; that he/she knows the seal of said association; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said association, and that he/she signed his/her name thereto by like authority.


                                          -----------------------------------
                                          Notary Public
                                          My Commission Expires: